EXHIBIT 10.2

CONTAINER PURCHASE AGREEMENT
Dated as of August 31, 2005
By and among
CRONOS CAPITAL CORP., a California corporation,
IEA INCOME FUND IX, L.P., a California limited partnership
YORKCONT 1 LP, a British Virgin Islands limited partnership,
and
YORK GP, LTD., a Cayman Islands exempted company

i

ii

Exhibits
EXHIBIT

LIST OF CONTAINERS	A

BILL OF SALE	B

FORM OF ASSIGNMENT	C

iii

CONTAINER PURCHASE AGREEMENT
     This CONTAINER PURCHASE AGREEMENT is entered into as of August 31, 2005, by and among CRONOS CAPITAL CORP., a California corporation (“CCC”), IEA INCOME FUND IX, L.P., a California limited partnership (“Seller”), YORKCONT 1 LP, a British Virgin Islands limited partnership (“Buyer”) and YORK GP, LTD., a Cayman Islands exempted company (“York GP”).
Recitals
     A. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, certain marine cargo shipping containers owned by Seller as more particularly described on Exhibit A attached hereto (the “Containers”), all upon and subject to the terms and conditions of this Agreement.
     B. CCC is the general partner of Seller.
     C. York GP is the general partner of Buyer.
     D. The Containers are currently subject to Term Lease Agreement No. 90014043, effective July 1, 2003, as amended December 1, 2004 (“Lease”) by and between Mediterranean Shipping Co. SA (“MSC”) and Cronos Containers Limited, an English corporation (“CCL”). Buyer has been provided with a copy of the Lease and has reviewed the same.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, Seller, CCC, York GP and Buyer agree as follows:
     1. Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:
          “Assignment” means an assignment of Seller’s beneficial interest in the Lease with respect to the Containers, in substantially the form attached hereto as Exhibit C.
          “Bill of Sale” means a bill of sale substantially in the form attached hereto as Exhibit B.
          “Business Day” means any day except a Saturday, Sunday, or other day on which banks in New York are authorized by law to close.
          “Closing” means the closing of the sale and purchase of the Containers contemplated by this Agreement.
          “Closing Date” means the date on which the Closing shall occur as fixed pursuant to Section 4.

          “Containers” means each of the cargo containers described on Exhibit A hereto, together with any and all appliances, parts, instruments, appurtenances, accessories and other equipment and components of whatever nature which may from time to time be incorporated or installed in or attached to any thereof and which become the property of the owner thereof under any applicable agreement or law.
          “Net Revenues” means the revenues payable to the owner of the Containers periodically in arrears based upon the utilization of such Containers, net of expenses of operation and management fees allocated to such Containers.
          “Prior Management Agreements” means any and all lease or management agreements between Seller and CCC, CCL, or any affiliated person relating to the management and utilization of the Containers.
          “Transaction Documents” means this Agreement, the Assignment and the Bill of Sale.
     2. Sale and Purchase of the Containers and the Lease. On the Closing Date, for the consideration provided in Section 3 and subject to the terms and conditions set forth herein, (i) Seller shall sell to Buyer all of its right, title and interest in and to the Containers, and shall assign, transfer and convey to Buyer all of its beneficial interest in and to the Lease with respect to the Containers, effective from and after the Closing Date; and (ii) Buyer shall purchase from Seller all of Seller’s right, title and interest in and to the Containers and Seller’s beneficial interest in the Lease with respect to the Containers. Effective as of the Closing, the Prior Management Agreements shall cease to be applicable as to future periods to the Containers acquired by Buyer, and Buyer shall neither assume nor have any liability under the Prior Management Agreements.
     3. Consideration for the Sale; Adjustments to Purchase Price; Revenue Allocations.
          3.01 Consideration. In consideration of the sale of the Containers and the assignment of Seller’s beneficial interest in the Lease with respect to the Containers, Buyer,
               (a) delivered to Seller on August 22, 2005, a non-refundable sum of $3,750 (the “Deposit”); and
               (b) shall, at the Closing, deliver to Seller by wire transfer of immediately available funds the sum of $23,317.95 (together with the Deposit, the “Purchase Price”).
          3.02 Purchase Price Adjustment. If the number of Containers sold by Seller to Buyer is less than the number of Containers listed on Exhibit A hereto, then and in such event Seller (or, if Seller is no longer in existence, CCC) shall refund the amount of any overpayment of the Purchase Price to Buyer within five (5) business days after CCC or CCL becomes aware of the shortfall. Upon the return of any overpayment as called for herein, Seller or CCC, as the case may be, shall be entitled to all casualty payments and sale proceeds attributable to any casualty loss or sale of a Container reported as part of a shortfall hereunder.

          3.03 Allocation of Revenues.
               (a) The parties acknowledge that all Net Revenues for all periods prior to the Closing Date shall be for the account of and belong to Seller and that all Net Revenues for all periods commencing on and after the Closing Date shall be for the account of and belong to Buyer.
               (b) Except as otherwise provided in this Section 3.03, (i) if Seller shall at any time receive any distribution, payment or other amount in respect of a Container acquired by Buyer which has become, or which may become, due and payable with respect to any period of time commencing on or after the Closing Date, or which may arise from any act, event or circumstance which occurred after that date, then Seller agrees to hold such amount in trust for the benefit of the Buyer and promptly to deliver said amount to Buyer; and (ii) if Buyer shall receive any distribution, payment or other amount which was due and payable with respect to any period of time prior to the Closing Date, then Buyer agrees to hold such amount in trust for the benefit of Seller and promptly to deliver said amount to Seller, If CCL determines in its final reconciliation for periods ended on or prior to August 31, 2005, that Seller has received pursuant to the Prior Management Agreements an excess distribution or otherwise owes CCL any amount for such periods (any such excess or debt being referred to as a “Deficiency”), and CCL asserts against or attempts to collect from Buyer any such Deficiency, through offset or otherwise, then Seller or if, at such time, Seller has dissolved or liquidated, CCC shall, upon demand by Buyer, pay such Deficiency to CCL or reimburse Buyer if and to the extent such Deficiency is paid by or assessed against Buyer.
     4. Closing. The Closing shall take place at the offices of Greene Radovsky Maloney & Share LLP, Four Embarcadero Center, Suite 4000, San Francisco, California, on August 31, 2005, or at such other dates, times and places as Seller and Buyer shall mutually agree. Immediately upon the Closing, Seller shall be deemed to have delivered the Containers to Buyer and Buyer shall be deemed to have accepted the Containers from Seller without any further action on the part of Buyer or Seller.
     5. Representations and Warranties of Seller. Each of CCC and Seller represents and warrants to each of Buyer and York GP as follows:
          5.01 Existence, Power and Authority. Seller is a limited partnership, duly organized and validly existing under the laws of the State of California, and has all requisite partnership authority to enter into this the Transaction Documents and to consummate the transactions contemplated hereby and thereby; and CCC is a corporation validly existing and in good standing under the laws of the State of California, and, as its general partner, has the full authority to bind Seller to this Agreement by execution hereof on its behalf.
          5.02 Authorization. The execution and delivery of each of the Transaction Documents, and the performance by Seller hereunder and thereunder, have been duly authorized by all requisite partnership or corporate action and proceedings of Seller and CCC, and in accordance with applicable provisions of their organizational documents or applicable law. This Agreement has been duly executed and delivered by Seller, and this Agreement is, and the Bill of Sale and the Assignment when executed and delivered will be, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.
          5.03 No Conflict. Neither the execution and delivery of any of the Transaction Documents by Seller, nor the performance by it hereunder or thereunder, will (i) violate, conflict with or constitute a default under any provision of its limited partnership agreement or other applicable charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Seller is a party or by which it or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, it or its properties, or (iv) constitute a violation by Seller of any law or regulation applicable to it or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Seller or its ability to perform its obligations under this Agreement.
          5.04 Consents. The execution, delivery and performance by Seller of, and the consummation of the transactions contemplated by each of the Transaction Documents do not require (i) any approval or notice to or consent of any person, or any holder of any indebtedness or obligation of any of Seller or any other party to any agreement binding on the Seller, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.
          5.05 Legal Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of Seller or CCC, threatened, against Seller or the Containers before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Seller’s ability to carry out the transactions contemplated by any of the Transaction Documents or affect the right, title or interest of Seller in the Containers, and, to their knowledge, there is no basis for any such suits or proceedings.
          5.06 Prior Management Agreements. Effective as of the Closing Date, there shall be no Prior Management Agreements and no other agreement (other than the Lease), letters, certificates or other documents of any kind, relating to the Containers which will be binding on Buyer or which will create a lien, charge, security interest or other encumbrance in or on the Containers or any part thereof after the Closing. To Seller’s knowledge, there are no set-offs, defenses or counterclaims available against amounts owed to Seller in respect of the operation of the Containers prior to the Closing Date. No prepayment of rent or prepayment of casualty value under the Prior Management Agreements has been made by CCL or any other party for any period subsequent to the Closing Date.
          5.07 Title. Seller is the lawful and rightful sole owner of the Containers and has good right and title to sell the same to Buyer. Seller holds, and on the Closing Date will hold, title to its Containers free and clear of all liens, charges, security interests, or other encumbrances other than the use and possessory interests of CCL and MSC arising under the Lease. Seller has not previously assigned any rights, title or interests of Seller in the Containers to be conveyed to Buyer pursuant hereto.
          5.08 Compliance with Laws and Regulations. The sale of the Containers by Seller will not violate any provision of any applicable laws, orders or regulations.

          5.09 Revenue Distributions. Seller shall be entitled to all Net Revenues earned (on an accrual basis) as called for under the Prior Management Agreements for all periods prior to the Closing Date. Seller has not directly or indirectly received any prepayment or distribution of Net Revenues or other distributions (including casualty payments) for any period on or after the Closing Date. As of the Closing Date, Seller has paid or satisfied all prior operating deficit balances relating to periods of allocated expenses in excess of allocated revenues, and there are no accrued deficits which could be offset against Net Revenues allocable to Buyer hereunder.
          5.10 Remarketing Arrangements. The Containers are not subject to any remarketing, residual sharing or similar agreement which would be binding upon or enforceable against Buyer or, following the sale of such Containers to Buyer hereunder, against the Containers or against the proceeds of any sale, leasing or other disposition of the Containers.
          5.11 No Violation of Lease. The sale and conveyance to Buyer of the Containers will not violate the terms or provisions of the Lease or any other agreement to which Seller then is a party or by which it is bound.
          5.12 Rights to the Leases are Assignable. The rights with respect to the Lease transferred by Seller to Buyer pursuant to this Agreement are assignable by Seller without the consent of any Person other than consents which will have been obtained on or before Closing Date.
          5.13 All Necessary Action Taken. Immediately after the sales and conveyances to the Buyer as contemplated in this Agreement, all necessary action will have been taken by the Seller to validly transfer and convey to the Buyer (a) all right, title and interest of the Seller in and to payments then due under the Lease to the extent related to a Container and all scheduled lease payments to become due thereunder which relate to a Container and (b) all right, title and interest of the Seller in and to the related Containers.
          5.14 Compliance with the Lease. Each of MSC and Seller has performed all obligations to be performed by it under the terms of the Lease prior to the date hereof, and neither MSC nor Seller is in violation of its obligations under the Lease.
          5.15 Notices. Seller will immediately provide to Buyer any notice received from CCL, including without limitation notice that any of the Containers has sustained an event of loss, and any notice received from CCL or any other party delivered under the Prior Management Agreements.
     6. Representations and Warranties of Buyer. Each of York GP and Buyer represents and warrants to each of Seller and CCC, as of the date hereof, as follows:
          6.01 Existence, Power and Authority. Buyer is a limited partnership duly formed and validly existing under the laws of the British Virgin Islands, and has all requisite partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby; and York GP is a company duly organized and validly existing under the laws of the Cayman Islands, and, as its general partner, has the full authority to bind Buyer to this Agreement by execution hereof on its behalf.

          6.02 Authorization. The execution and delivery by Buyer of this Agreement, and the performance by Buyer hereunder and thereunder, have been duly authorized by all requisite partnership or company action and proceedings of York GP and Buyer. This Agreement has been duly executed and delivered by Buyer, and this Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally. Buyer has, and as of the Closing Date shall have, the requisite financial ability or third party financing commitment to enable it to pay the Purchase Price hereunder.
          6.03 No Conflict. Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer hereunder, will (i) violate, conflict with or constitute a default under any provision of Buyer’s certificate of limited partnership and/or limited partnership agreement, (ii) conflict with or result in a breach of any indenture or other material agreement to which Buyer is a party or by which Buyer or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer or its properties, or (iv) constitute a violation by Buyer of any law or regulation applicable to Buyer or its properties.
          6.04 Consents. The execution, delivery and performance by Buyer of this Agreement do not require (i) the approval or consent of or notice to any person, or any holder of any indebtedness or obligation of Buyer or any other party to any agreement binding on the Buyer, or (ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.
          6.05 Legal Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of York GP or Buyer, threatened, against Buyer that, if adversely determined, would materially hinder or prevent Buyer’s ability to carry out the transactions contemplated by this Agreement, and, to their knowledge, there is no basis for any such suits or proceedings.
          6.06 Compliance with Laws and Regulations. The purchase of the Containers by Buyer will not violate any applicable laws, orders or regulations.
     7. Covenants.
          7.01 Closing. Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing.
          7.02 Sales Tax. The parties acknowledge that the Containers are currently, and will continue to be, subject to the Lease and therefore the Containers will remain in the possession of MSC. Accordingly, it is the expectation of the parties that the transfer contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes. If, however, any such sales, use, transfer or similar tax is imposed by any state or local authority on the transfer of the Containers as contemplated herein, other than taxes based on income of Seller, Buyer shall bear and be responsible for the payment of the amount of such tax; provided, that any related interest and penalties payable with respect thereto shall be paid by

Seller or by CCC if Seller has been dissolved and liquidated. Upon receipt of notice of any such tax or imposition, the party receiving the notice shall promptly provide a copy to all other parties. Any party may, at its own cost and expense, commence and participate in a contest of the validity, applicability or amount of any such tax or other imposition.
     8. Conditions Precedent to the Obligation of Buyer to Close. The obligation of Buyer to purchase the Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:
          8.01 Representations, Warranties and Covenants. The representations and warranties of each of CCC and Seller contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Each of CCC, CCL and Seller, as applicable, shall have performed and complied with all covenants and agreements required by this Agreement and the Prior Management Agreements to be performed or complied with by it on or prior to the Closing. At the Closing, CCC and Seller shall deliver to Buyer a certificate, dated the Closing Date and signed by an officer of CCC, on behalf of Seller, to the foregoing effect.
          8.02 No Change in Applicable Law. No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which, in the opinion of Buyer or its counsel, would make it illegal for Buyer to perform fully its obligations hereunder.
          8.03 Delivery of Documents. The following documents shall have been delivered to Buyer:
               (a) a Bill of Sale for the Containers being sold by Seller on the Closing Date, executed by such Seller (in the form of Exhibit B attached hereto);
               (b) (i) Equipment Lease Agreement with Buyer executed by CCL, and (ii) an Assignment executed by and among Seller, Buyer and CCL governing the utilization of the Containers after the Closing Date (in the form of Exhibit C attached hereto);
               (c) documents evidencing the release of any liens, encumbrances and security interests in the Containers, in form and substance satisfactory to Buyer; and
               (d) all other agreements, instruments, certificates and other documents reasonably requested by Buyer prior to the Closing Date to effect the transactions contemplated by this Agreement.
          8.04 Consents. Any required consent or approval of CCL and any other third person to the sale and transfer of the Containers to Buyer shall have been obtained, and Buyer shall have received evidence satisfactory to it of the same.

          8.05 Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.
          8.06 No Litigation. No action or proceedings shall have been instituted nor shall any action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.
     9. Conditions Precedent to the Obligation of Seller to Close. The obligation of Seller to sell its Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:
          9.01 Representations, Warranties and Covenants. The representations and warranties of each of York GP and Buyer contained in the Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Each of York GP and Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. At the Closing, York GP, on behalf of Buyer, shall deliver to CCC, on behalf of Seller, a certificate, dated the Closing Date and signed by a director of York GP, to the foregoing effect.
          9.02 Delivery of Funds and Documents. The Purchase Price required by Section 3.01 shall have been duly delivered to CCC for the account of Seller; and Buyer shall have duly executed and delivered to CCC all other agreements, instruments, certificates and other documents reasonably requested by Seller prior to the Closing Date to effect the transactions contemplated by this Agreement.
          9.03 Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by the Agreement shall have been fulfilled.
          9.04 No Litigation. No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.
     10. Disclaimer of Warranties by Seller. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER CCC NOR TRANSFEROR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR

HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OF THE TRADE. Except as expressly set forth herein, each of Seller and CCC disclaims any liability to Buyer with respect to Container condition, including, without limitation, any liability in tort or arising from negligence, strict liability or for loss or interruption of use, profit or business or other consequential injury, and Buyer waives, releases, renounces and disclaims expectation of or reliance upon any such warranty or warranties.
     11. Survival of Representations and Warranties. All representations and warranties made herein, and the agreements set forth herein, shall survive the Closing.
     12. Further Assurances. Each of CCC, Seller, York GP and Buyer agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other parties may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Seller shall send Buyer, upon its receipt thereof, all payments, notices, communications and any other documents with respect to the Containers which any of them receives subsequent to the Closing Date.
     13. Expenses. Each party shall bear its expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. Buyer shall bear all costs associated with its own inspection and appraisal of the Containers prior to the Closing. Seller shall bear all costs associated with filing and recording the termination statements, assignments, releases and terminations described in Section 8.03(c) of this Agreement.
     14. Brokers’ Fees. Except as disclosed by a party in writing to the other parties prior to the Closing, each of CCC and Seller (jointly and severally), on the one hand, and each of York GP and Buyer, on the other, represents and warrants to the other that neither it nor any of its affiliates have incurred any obligation or liability, directly or indirectly, for brokerage or finders’ fees or agents’ commissions or like payment in connection with this Agreement or the transactions contemplated hereby, and hereby indemnifies and each holds the other harmless therefor.
     15. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or transmitted electronically and shall be deemed to have been duly given when received, if personally delivered; upon confirmation of receipt (by use of “confirmation to sender” or other means), if transmitted by telecopy or by electronic or digital transmission method; or on the next business day after it is sent, if sent for overnight delivery by a recognized overnight delivery service, charges prepaid, addressed as follows:

If to York GP	York GP, Ltd.
or Buyer, to:	Suite 203 Lagoon Court
Sandyport
PO Box N-1717
Nassau
Bahamas
Attention: S. Nicholas Walker

If to CCC or Seller, to:	Cronos Capital Corp.
One Front Street, Suite 925
San Francisco, California 94111
Attention: John Kallas, Chief Financial Officer
Any party by notice given in accordance with this Section to the other parties may designate another address or person for receipt of notices hereunder.
     16. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     17. Governing Law; Dispute Resolution. This Agreement will be governed by and construed under the laws of the State of California. Should any dispute or controversy arising from or relating to this Agreement arise between the parties that the parties are incapable of resolving themselves through good faith negotiation, then such dispute or controversy shall be submitted for resolution by JAMS in San Francisco, California, or at such other location as is agreed upon by the parties. Any dispute shall first be submitted to JAMS for mediation pursuant to the mediation services provided by JAMS. Should the dispute between the parties not be successfully mediated by JAMS within sixty (60) days of its submission (subject to any extension agreed to by the parties) then and in such event the dispute shall be submitted for binding arbitration by JAMS pursuant to the rules and practices of JAMS. Unless agreed to by the parties, the representative of JAMS who attempts to mediate any dispute between the parties shall not be the representative of JAMS who arbitrates the dispute. Judgment upon any award by the arbitrator(s) may be entered in the superior court in and for the County of San Francisco or the federal district court for the Northern District of California. It is agreed that the prevailing party in any such arbitration or other action arising from or relating to this Agreement shall be entitled to reimbursement of its reasonable costs and expenses, including its attorneys’ fees. Each party consents to the exercise over it or personal jurisdiction by the arbitrator(s) selected by JAMS to resolve any dispute hereunder, and by the superior court in and for the County of San Francisco and the federal district court for the Northern District of California.
     18. Binding Effect; Assignment. No party shall assign this Agreement to any other person without the prior written consent of all other parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. This Agreement, the Bill of Sale, the Assignment and the certificates, schedules, annexes and other documents executed and delivered at or before the Closing in connection herewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.
     19. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.
     21. Indemnities.
               (a) York GP and Buyer jointly and severally will indemnify Seller and hold Seller harmless from any liability, loss, cost or expense (“Claim”), including reasonable attorneys’ fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of York GP or Buyer contained in this Agreement or in any other agreement, instrument, certificate or other document delivered by York GP or Buyer pursuant hereto; (ii) a breach by York GP or Buyer of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by York GP or Buyer in connection with the transactions contemplated by this Agreement; or (iii) any Claim or legal proceedings with respect to any Containers relating to any period after the Closing Date with respect to such Containers. Upon payment of such indemnity, York GP or Buyer, as the case may be, shall be subrogated to the indemnitee’s rights against any third parties respecting the Claims. Anything contained in this Agreement to the contrary notwithstanding, neither York GP or Buyer shall be required to indemnify Seller if and to the extent Seller is indemnified and fully compensated for its Claim by a third party.
               (b) CCC and Seller jointly and severally will indemnify Buyer and hold Buyer harmless from any Claim, including reasonable attorneys’ fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of CCC or Seller contained in this Agreement or in any certificate or other document delivered by CCC or Seller pursuant hereto; (ii) a breach by CCC or Seller of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by CCC or Seller in connection with the transactions contemplated by this Agreement; or (iii) any Claim or legal proceedings with respect to any Containers (or any part thereof) arising or relating to any period prior to and including the Closing Date, including Claims of limited partners in Seller or other third parties based upon or arising out of Seller’s ownership, management, disposition or sale of the Containers. Upon payment of such indemnity, CCC or Seller, as the case may be, shall be subrogated to Buyer’s rights against any third parties respecting the Claims.
               (c) A party seeking indemnification pursuant to Sections 21(a) or (b) above (an “Indemnified Party”) shall give prompt notice to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any Claim, or the commencement of any action, suit or proceeding, in respect of which indemnification may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request; but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party; provided, however, that such defense is conducted with counsel mutually satisfactory to the Indemnified Party and the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall consult with each other regarding the conduct of such defense. The Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense (except that the Indemnifying Party shall pay the fees and expenses of such counsel to the extent the Indemnified Party reasonably concludes that there is a conflict of interest between the Indemnified Party and the Indemnifying Party), separate from counsel employed by the Indemnifying Party in any such action. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any Claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Sections 21(a) or 21(b) for any settlement effected without its written consent (as contemplated above) for any Claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No Claim for indemnification, except Claims based on (i) a breach of the representations contained in Section 5.07 hereof or (ii) the assessment of taxes, interests or penalties contemplated in Section 7.02 hereof, may be first initiated or asserted by any Indemnified Party against any Indemnifying Party (including CCC) after the second anniversary of the Closing Date; notwithstanding the foregoing, no Claim for indemnification may be initiated or asserted against Seller after the Closing Date.
               (d) Each of the parties (i) acknowledges that under the Prior Management Agreements the owner of the Containers may be indemnified and insured for various liabilities, casualties and losses, and (ii) agrees that (as between Seller and Buyer) each party hereto shall be entitled to enforce and collect such indemnities and insurance directly from the indemnitor or insurer to the extent arising from a loss suffered by such party because of its interest, or prior interest, as owner of the Containers.
     22. Headings; Table of Contents. The headings and the Table of Contents contained in this Agreement are for convenience of reference only, and shall not effect in any way the meaning or interpretation of this Agreement.
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Buyer:		Seller:

YORKCONT 1 LP,		IEA INCOME FUND IX, L.P.,
a British Virgin Islands limited partnership		a California limited partnership

By:	York GP, Ltd.,	By:	CRONOS CAPITAL CORP.,
	its general partner		its general partner

By:	/s/ S. Nicholas Walker	By:	/s/ Dennis J. Tietz

	S. Nicholas Walker, Managing Director		Dennis J. Tietz, President

		By:	/s/ John Kallas
John Kallas, Chief Financial Officer

York GP:		CCC:

YORK GP, LTD., a Cayman Islands exempted company		CRONOS CAPITAL CORP.

By:	/s/ S. Nicholas Walker	By:	/s/ Dennis J. Tietz

	S. Nicholas Walker,		Dennis J. Tietz, President
Managing Director

		By:	/s/ John Kallas
John Kallas, Chief Financial Officer

Exhibit A
List of Containers

Exhibit B
Bill of Sale

Exhibit B
Form of Bill of Sale
     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IEA INCOME FUND IX, L.P., a California limited partnership (“Seller”) does hereby sell, assign and transfer unto YORKCONT 1 LP, a British Virgin Islands limited partnership (“Buyer”), and its successors and assigns, all right, title and interest of Seller in and to the marine cargo containers and related equipment listed on Schedule 1 hereto (the “Equipment”) to have and to hold the same unto Buyer, its successors and assigns, forever.
     Seller hereby warrants that it has good and marketable title to the Equipment, and that Seller’s title thereto is free and clear of all liens, charges, security interests, or other encumbrances other than the use and possessory rights of third party lessees as contemplated under Seller’s lease or management agreements with Cronos Containers Limited, an English corporation.
     This Bill of Sale is being delivered in connection with the Container Purchase Agreement between Seller, Cronos Capital Corp., a California corporation, York GP, Ltd., a Cayman Islands exempted company and Buyer dated as of August 31, 2005 (the “Purchase Agreement”). EXCEPT FOR THE WARRANTY OF TITLE SET FORTH IN THIS BILL OF SALE AND THE REPRESENTATIONS AND WARRANTIES OF TRANSFEROR SET FORTH IN THE PURCHASE AGREEMENT, THE EQUIPMENT IS BEING SOLD TO TRANSFEREE BY TRANSFEROR “AS—IS” “WHERE—IS”, WITHOUT ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED, AND TRANSFEROR SHALL NOT, BY VIRTUE OF HAVING SOLD THE EQUIPMENT HEREWITH, BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER, AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY, OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OR THE TRADE.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day of                                          , 2005.

Seller:

IEA INCOME FUND IX, L.P., a California limited partnership

By:	CRONOS CAPITAL CORP., its
general partner

By:

Dennis J. Tietz, President

And:

John Kallas, Chief Financial Officer

Schedule 1
to
Bill of Sale
List of Equipment

Exhibit C
Form of Assignment

Exhibit C
Assignment
     For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IEA INCOME FUND IX, L.P., a California limited partnership (“Assignor”) does hereby assign all of its beneficial interest in and to the Term Lease Agreement No. 90014043, effective July 1, 2003, as amended December 1, 2004 (“Lease”) by and between Mediterranean Shipping Co. SA and CRONOS CONTAINERS LIMITED, an English corporation (“CCL”), with respect to the marine cargo containers and related equipment listed on Schedule 1 hereto (the “Equipment”), unto YORKCONT 1 LP, a British Virgin Islands limited partnership (“Assignee”), and its successors and assigns, to have and to hold the same unto Assignee, its successors and assigns, forever. Assignee hereby agrees to assume and discharge all duties and obligations of Assignor with respect to the Equipment subject to the Lease, from and after this date.
     This Assignment is being delivered in connection with the Container Purchase Agreement between Assignor, Cronos Capital Corp., a California corporation, York GP, Ltd., a Cayman Islands exempted company and Assignee dated as of August 31, 2005.
     Each of the parties hereto agrees to promptly execute and deliver any and all further agreements, documents, or instruments necessary to effectuate this assignment and the transaction referred to herein or reasonably requested by the other party to perfect or evidence its rights and duties hereunder.
     This Assignment shall be governed by and construed in accordance with the laws of the State of California.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the day of                                          , 2005.

Assignor:

IEA INCOME FUND IX, L.P., a California limited partnership

By:	CRONOS CAPITAL CORP., its
general partner

By:

Dennis J. Tietz, President

And:

John Kallas, Chief Financial Officer

CCL:

CRONOS CONTAINERS LIMITED, an English corporation

By:

John C. Kirby, Director

And:

Timothy W. J. Courtenay, Director

Assignee:

YORKCONT 1 LP, a British Virgin Islands limited partnership

By:	York GP, Ltd.,
its general partner

By:

S. Nicholas Walker,
Managing Director

Schedule 1
to
Assignment
List of Equipment